CERTIFIED SERVICES

                         RECORD OF MINUTES

                               INDEX

I.    Waiver of Notice of First Meeting  of          2
Incorporators

II.    Minutes   of   First   Meeting    of          3
Incorporators

III.  Waiver of Notice of First Meeting  of          5
the Board of Directors

IV.   Minutes of First Meeting of Board  of          6
Directors

V.    Waiver of Notice of First Meeting  of         10
Shareholders

VI.    Minutes   of   First   Meeting    of         11
Shareholders





               WAIVER OF NOTICE OF FIRST MEETING OF
                           INCORPORATORS
                                OF
                     CERTIFIED SERVICES, INC.

We the undersigned, being all of the Incorporators of the Corporation, hereby agree and consent that the first meeting of the Incorporators of the Corporation be held on September 15, 1999 at 820 Singing Drum, Henderson, Nevada, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

We do further agree and consent that any and all lawful business may be transacted at such meeting or at any adjournment or adjournments thereof as may be deemed advisable by the Incorporators present thereat. Any business transacted at such meeting or at any adjournment or adjournments thereof shall be as valid and legal and of the same force and effect as if such meeting or adjourned meeting were held after notice.

     Place      of  820 Singing Drum, Henderson, Nevada
     Meeting:
     Date       of  September 15, 1999
     Meeting:
     Time       of  10:00 a.m.
     Meeting:

This  15th  day of September,
1999.
                              Incorporator


                              Incorporator








                    MINUTES OF FIRST MEETING OF
                           INCORPORATORS
                                OF
                     CERTIFIED SERVICES, INC.

     The first meeting of the Incorporators of the Corporation was held on September 17, 1999, and at 820 Singing Drum, Henderson, Nevada, as set forth in the written Waiver of Notice signed by all of the Incorporators, and prefixed to the Minutes of this meeting.

     Michael L. Zuliani and Rebecca Jo Baltz called the meeting to order and stated the objects thereof. Upon motion duly made, seconded and unanimously carried, Michael L. Zuliani was chosen temporary chairman of the meeting, and Rebecca Jo Baltz as temporary secretary thereof.

     The following persons, constituting all of the Incorporators, were present in person:
                        Michael L. Zuliani
                         Rebecca Jo Baltz

     The   temporary  chairman  then  presented  a  copy   of   the
Certificate of Incorporation, and reported that the original thereof had been filed in the Office of the Secretary of State of Nevada, on the 15th day of September, 1999, and that the filing fees required by law had been paid to the Secretary of State and receipts obtained therefor. Upon motion duly made, seconded and unanimously carried, it was

     RESOLVED, that a copy of the Certificate of Incorporation of the Corporation, together with the original receipt showing payment of the statutory filing fee be inserted in the Minute Book of the Corporation.

     The temporary chairman presented a proposed form of bylaws for the regulation and management of the affairs of the Corporation, and stated that the same had been prepared by the Corporation's counsel in accordance with the instructions of the incorporators. The proposed bylaws were read, article by article, and after discussion. Upon motion duly made, seconded and unanimously carries, it was

     RESOLVED, that the proposed bylaws submitted to the meeting be, and the same are, hereby adopted as and for the bylaws of the Corporation, and that a copy thereof be placed in the Corporate Records Book.

     The  Chairman  then  stated that it was in order  to  consider
electing  a  Board  of  Directors.   Upon  nominations  duly  made,
seconded and unanimously carried, the following persons were elected as Directors of the Corporation, to serve until the first meeting of shareholders and until their successors are duly elected and qualify:
                        Michael L. Zuliani
                         Rebecca Jo Baltz

     The issuance of shares of the Corporation was then discussed. Upon motion duly made, seconded and unanimously carried, it was

     RESOLVED,   that  the  Directors  be,  and  they  hereby   are
authorized in their discretion to issue the shares of the Corporation to the full amount or number of shares authorized by the Certificate of Incorporation, in such amounts and for such consideration as, from time to time shall be determined by the Board of Directors, and as may be permitted by law.

     There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried it was adjourned.




Temporary Chairman            Temporary Secretary






               WAIVER OF NOTICE OF FIRST MEETING OF
                        BOARD OF DIRECTORS
                                OF
                     CERTIFIED SERVICES, INC.

      We, the undersigned, being all of the Directors of the Corporation, hereby agree and consent that the first meeting of the Board of Directors of the Corporation be held on September 17, 1999 at 4850 West Flamingo Road #23, Las Vegas, Nevada, as designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

      We do further agree and consent that any and all lawful business may be transacted at such meeting or at any adjournment or adjournments thereof as may be deemed advisable by the Directors present thereat. Any business transacted at such meeting or at any adjournment or adjournments thereof shall be as valid and legal and of the same force and effect as if such meeting or adjourned meeting were held after notice.

     Place of         4850 W. Flamingo Rd. #23, Las Vegas,
     Meeting:         Nevada
     Date of Meeting: September 17, 1999
     Time of Meeting: 10:00 a.m.



Dated: September 17, 1999
                              Director

                              Director







                    MINUTES OF FIRST MEETING OF
                        BOARD OF DIRECTORS
                                OF
                     CERTIFIED SERVICES, INC.

     The first meeting of the Board of Directors of the Corporation was held on September 17, 1999 and at 4850 West Flamingo Road #23, Las Vegas, Nevada, as set forth in the written Waiver of Notice, signed by all the Directors, fixing such time and place and prefixed to the minutes of this Meeting.

     The were present the following:

                        Michael L. Zuliani
                        Martin G. Bothmann

     The meeting was called to order by Michael L. Zuliani. It was moved, seconded and unanimously carried that Michael L. Zuliani act as the Temporary Chairman; and Martin G. Bothmann act as the Temporary Secretary.

     The meeting then proceeded to the election of officers. Upon nominations duly made and seconded, the following were elected officers of the Corporation, to serve for the ensuing year and until their successors are elected and qualify:

          President:    Michael        L.
                        Zuliani

          Vice
          President:

          Secretary:    Martin         G.
                        Bothmann

          Treasurer:    Martin         G.
                        Bothmann


     The President of the Corporation thereupon assumed the Chair, and the Secretary of the Corporation assumed the duties as Secretary of the meeting.

     The Secretary presented to the meeting:

            1.   Copy of the Certificate of Incorporation;

            2. Copy of the bylaws of the Corporation as adopted by the Incorporators; and

            3.   Minutes of the First Meeting of Incorporators.

     Upon motion duly made, seconded and unanimously carried, it was

     RESOLVED, that all of the acts taken and decisions reached at the first meeting of the Incorporators of the Corporation be, and they hereby are, ratified and adopted by this Board of Directors.

     The Secretary submitted to the meeting a seal proposed for use as the corporate seal of the Corporation. Upon motion duly made, seconded and unanimously carried, it was

     RESOLVED, that the form of seal submitted to this meeting be, and it hereby is approved and adopted as and for the corporate seal of this Corporation, and that a copy thereof be made on the margin of these minutes.

     There  was  presented to the meeting a specimen of a  proposed
certificate  to  represent  the shares of  the  Corporation.   Upon
motion duly made, seconded and unanimously carried, it was

     RESOLVED, that the specimen form of certificate which has been presented to this meeting be, and the same hereby is, approved and adopted as the certificate to represent the shares of this Corporation.

     The   banking  arrangements  of  the  Corporation  were   then
discussed.   After  discussion, on motion duly made,  seconded  and
carried, it was

     RESOLVED, that Nevada State Bank be the depository for corporate funds; and that Michael L. Zuliani and Martin G. Bothmann may withdraw funds or write checks.

     The President then presented to the meeting the question of taking advantage of the provisions of Section 1244 of the Internal Revenue Code of 1954. He noted that this Section permits ordinary loss treatment when either the holder of Section 1244 stock sells or exchanges such stock at a loss or when such stock becomes worthless. After a discussion, the following preambles and resolutions were unanimously adopted:

     WHEREAS Section 1244 of the Internal Revenue Code and the Regulations issued thereunder provide that stock of a corporation may be issued as "Section 1244 stock"; and

     WHEREAS this Corporation is a "small business corporation" as contemplated by I.R.C. S1244 and it desires to secure for its shareholders any benefits which may be realized through the issuance of "section 1244 stock".

     Now therefore be it:

     RESOLVED, that all common stock of this Corporation be issued in such manner as to constitute the same "section 1244 stock" at the time of issuance thereof, and further

     RESOLVED, that the proper officers of the Corporation be and they are hereby authorized, empowered, and directed to do and perform any and all acts and deeds necessary to carry out the foregoing resolution.

     The Chairman presented to the meeting a certain written offer addressed to the Corporation by Michael L. Zuliani and Martin G. Bothmann dated September 17, 1999 pertaining to the issuance of the shares of the Corporation. A discussion followed. Upon motion duly made, seconded and unanimously carried, it was

     RESOLVED, that the written offer dated September 17, 1999 pertaining to the issuance of shares of stock of the Corporation, to Michael L. Zuliani and Martin G. Bothmann be, and the same hereby are, in all respects approved for and on behalf of the Corporation; and it was further

     RESOLVED, that the Corporation issue and deliver to Michael L. Zuliani, upon receipt of the consideration therefor, pursuant to the terms of the aforesaid offer, a certificate representing 750,000 shares of the Corporation, $0.001 par value; and it was further

     RESOLVED, that the Corporation issue and deliver to Martin G. Bothmann, upon receipt of the consideration therefor, pursuant to the terms of the aforesaid offer, a certificate representing 750,000 shares of the Corporation, $0.001 par value; and it was further

     RESOLVED, that the officers of the Corporation be, and they hereby are, authorized, empowered and directed to take any and all steps, and to execute and deliver any and all instruments in connection with consummating the transaction contemplated by the aforesaid offer and in connection with carrying the foregoing resolutions into effect.

     There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried it was adjourned.


                              Secretary
Attest:
Board of Directors


Michael     L.    Zuliani,    Martin G. Bothmann,
       Director                   Director





               WAIVER OF NOTICE OF FIRST MEETING OF
                           SHAREHOLDERS
                                OF
                     CERTIFIED SERVICES, INC.

     We, the undersigned, being all of the shareholders of the Corporation, hereby agree and consent that the first meeting of shareholders of the Corporation be held on September 17, 1999 at 4850 West Flamingo Road #23, Las Vegas, Nevada, as designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

     We do further agree and consent that any and all lawful business may be transacted at such meeting or at any adjournments thereof as may be deemed advisable by any shareholder present thereat. Any business transacted at such meeting or at any adjournment or adjournments thereof shall be valid and legal and of the same force and effect as if such meeting or adjourned meeting were held after notice.

     Place      of 4850   West  Flamingo  Road  #23,   Las
     Meeting:      Vegas, Nevada

     Date       of September 17, 1999
     Meeting:

     Time       of 10:00 a.m.
     Meeting:

Dated: September 17, 1999
                              Shareholder






                              Shareholder
                    MINUTES OF FIRST MEETING OF
                           SHAREHOLDERS
                                OF
                     CERTIFIED SERVICES, INC.

     The first meeting of shareholders of the above-captioned Corporation was held on September 17, 1999 at 4850 West Flamingo Road #23, Las Vegas, Nevada, as set forth in the written Waiver of Notice signed by the shareholders, fixing such time and place, and prefixed to the minutes of this meeting.

     The meeting was called to order by the President, heretofore elected by the Board of Directors, and the following shareholders, being all of the shareholders of the Corporation, were present:

                        Michael L. Zuliani
                        Martin G. Bothmann

     There was presented to the meeting the following:

     1.   Copy of Certificate of Incorporation

     2. Copy of Bylaws of the Corporation, duly adopted by the Incorporators

     3.   Resolutions adopted by the Incorporators

     4.   Minutes of First Meeting of Directors

     5.   Corporate Certificate Book

     6.   Corporate Certificate Ledger

     The Chairman noted that it was in order to consider the election of a Board of Directors for the ensuing year. Upon nominations duly made, seconded and unanimously carried, the following persons were elected as Directors of the Corporation to serve for a period of one full year and until such time as their successors are elected and qualify:

                        Michael L. Zuliani
                        Martin G. Bothmann

     Upon motion duly made, seconded and unanimously carried, it was

     RESOLVED, that the items above have been examined by all shareholders, and are all approved and adopted, and that all acts taken and decisions reached as set forth in such documents be, and hereby are, ratified and approved by the shareholders of the Corporation.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, it was adjourned.



                              Secretary

Attest:

Michael     L.    Zuliani,    Martin G. Bothmann,
         Director                 Director






                              BYLAWS
                                OF
                     Certified Services, Inc.

                             ARTICLE I
                              OFFICES

     The principal office of the Corporation in the State of Nevada shall be located in Las Vegas, County of Clark. The Corporation may have such other offices, either within or without the State of Nevada, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                            ARTICLE II
                           SHAREHOLDERS

     SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the 1st day in the month of October in each year, beginning with the year 2000, at the hour of 10 o'clock a.m., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as soon as conveniently may be.

     SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than fifty percent (50%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

     SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nevada, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of the meeting will be the principal office of the Corporation.

     SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     SECTION 5. Closing of Transfer Books or Fixing of Record. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or at any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     SECTION  7.  Quorum.  A majority of the outstanding shares  of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder by his/her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

     SECTION 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and the shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                            ARTCLE III
                        BOARD OF DIRECTORS

     SECTION 1. General Powers. The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

     SECTION 2.  Number, Tenure and Qualifications.  The number  of directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Each director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified.

     SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5. Notice. Notice of any special meeting shall be given at least one (1) day previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the notice be given to the telegraph company. Any directors may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. Telephonic Meeting. A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and the participation in a meeting under such circumstances shall constitute presence at the meeting.

     SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 9. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

     SECTION 10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 11. Resignation. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 12. Removal. Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

     SECTION 13. Compensation. By resolution of the Board of Directors, each director may be paid for his/her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 14. Contracts. No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporations, provided that such facts are disclosed or made known to the Board of Directors, prior to their authorizing such transaction. Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no directors shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors prior to their authorization of such contract or transaction, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair, invadidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

     SECTION 15. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

     SECTION 16. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered into the minutes of the meeting or unless he/she shall file written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                            ARTICLE IV
                             OFFICERS

     SECTION 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may be directors or shareholders of the Corporation.

     SECTION 2.  Election and Term of Office.  The officers of  the
Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his/her successor shall have been duly elected and shall have qualified, or until his/her death, or until he/she shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

     SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 6. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He/she shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the Board, in which case the Chairman will preside. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 7. Vice President. In the absence of the President or in event of his/her death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors. If there is more than one Vice President, each Vice President shall succeed to the duties of the President in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the President in order of date of election, the earliest date having first rank.

     SECTION 8. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more minute book provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the president certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

     SECTION 9. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he/she is also a director of the corporation.

     SECTION 11. Sureties and Bonds. In case the Board of Directors shall so require any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his/her duties to the Corporation, including responsibility for negligence for the accounting for all property, funds or securities of the Corporation which may come into his/her hands.

     SECTION 12. Shares of Stock of Other Corporations. Whenever the Corporation is the holder of shares of stock of any other corporation, any right of power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President or such other person as the Board of directors may authorize.

                             ARTICLE V
                             INDEMNITY

The Corporation shall indemnify its directors, officers and employees as follows:

     Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

     The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

     The  Board  of  Directors may, in its discretion,  direct  the
purchase  of  liability  insurance  by  way  of  implementing   the
provisions of this Article.


                            ARTICLE VI
               CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                            ARTICLE VII
                          SHARES OF STOCK

     SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such a form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors to do so, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his/her legal representative, who shall furnish proper evidence of authority to transfer, or by his/her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Provided, however, that upon any action undertaken by the shareholders to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders' agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the Bylaws so long as said agreement is in force and effect.

                           ARTICLE VIII
                            FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of January and end on the thirty first day of December of each year.

                            ARTICLE IX
                             DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.


                             ARTICLE X
                          CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".

                            ARTICLE XI
                         WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XII
                            AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

     The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 17th day of September, 1999.


                              Secretary